Exhibit 10.19

Execution Copy

ISDA®

International Swaps and Derivatives Association, Inc.

NOVATION AGREEMENT

dated as of April 23, 2012  among:

MORGAN STANLEY CAPITAL GROUP INC. (the “Remaining Party”),
SANDRIDGE ENERGY, INC. (the “Transferor”)

AND

SANDRIDGE MISSISSIPPIAN TRUST II (the “Transferee”).

The Transferor and the Remaining Party have entered into one or more Transactions as identified in the attached Annex A-2 (each an “Old Transaction”), each evidenced by a Confirmation (an “Old Confirmation”) attached hereto subject to an ISDA Master Agreement dated as of February 22, 2008 (the “Old Agreement”).

The Remaining Party and the Transferee have entered into an ISDA Master Agreement dated as of April 23, 2012 (the “New Agreement”).

With effect from and including April 23, 2012 (the “Novation Date”) the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of the Old Transactions insofar as they cover the volumes identified in the attached Annex A-1 (the “Transferred Volumes”), with the effect that the Remaining Party and the Transferee enter into new transactions (each a “New Transaction”) between them and otherwise having economic terms identical to those of the Old Transactions to the extent of the Transferred Volumes, as more particularly described below.  The daily Notional Quantity for each New Transaction shall bear the same relationship to the total Notional Quantity as the daily Notional Quantity of the related Old Transaction bears to the total Notional Quantity of the Old Transaction.

The Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Transactions.

The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transactions, only with respect to the Transferred Volumes.

Accordingly, the parties agree as follows: —

1.     Definitions.

Terms defined in the ISDA Master Agreement as published in 2002 by the International Swaps and Derivatives Association, Inc., (the “2002 ISDA Master Agreement”) are used herein as so defined, unless otherwise provided herein.

2.     Transfer, Release, Discharge and Undertakings.

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties) and limited, in each case, to the extent they relate to the Transferred Volumes:

(a)                                    the Remaining Party and the Transferor are each released and discharged from further obligations to each other with respect to the Old Transactions (insofar as they relate to the Transferred Volumes) and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of the parties existing on or prior to the Novation Date and remaining unpaid or unperformed on the Novation Date, and all such payments and obligations shall be paid or performed by the Remaining Party or the Transferor in accordance with the terms of the Old Transaction;

(b)                                       in respect of the New Transactions, the Remaining Party and the Transferee each undertake liabilities and obligations towards the other and acquire rights against each other identical to those liabilities, obligations and rights corresponding to each Old Transaction insofar as they relate to the Transferred Volumes (and, for the avoidance of doubt, as if the Transferee were the Transferor and with the Remaining Party remaining the Remaining Party, save for any rights, liabilities or obligations with respect to payments or other obligations due and payable or due to be performed between the Remaining Party and the Transferor on or prior to the Novation Date); and

(c)                                        each New Transaction shall be governed by and form part of the New Agreement and the relevant Old Confirmation (which, in conjunction and as deemed modified consistent with this Novation Agreement to include only the Transferred Volumes, shall be deemed to be a Confirmation between the Remaining Party and the Transferee), and the offices of the Remaining Party and the Transferee for purposes of each New Transaction shall be the New York office and Austin, Texas office, respectively.  The Old Confirmations shall be deemed modified consistent with this Novation Agreement to exclude the Transferred Volumes.

3.                                      Representations and Warranties.

(a)           On the date of this Novation Agreement and on the Novation Date:

(i)

Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the 2002 ISDA Master Agreement with references in such Section to “this Agreement” or “any Credit Support Document” being deemed references to this Novation Agreement alone.

(ii)

The Remaining Party and the Transferor each makes to the other, and the Remaining Party and the Transferee each makes to the other, the representation set forth in Section 3(b) of the 2002 ISDA Master Agreement, in each case with respect to the Old Agreement or the New Agreement, as the case may be, and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)	Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that:

(A)       it has made no prior transfer (whether by way of security or otherwise) of the Old Agreement or any interest or obligation in or under the Old Agreement or in respect of the Old Transactions; and

(B)       as of the Novation Date, all obligations of the Transferor and the Remaining Party under the Old Transactions required to be performed on or before the Novation Date have been fulfilled.

(b)           The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under any New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4.              Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5.              Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6.              Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.              (a)   Governing Law.

This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

(b)          Jurisdiction.

The terms of Section 13(b) of the 2002 ISDA Master Agreement shall apply to this Novation Agreement with references in such Section to “this Agreement” being deemed references to this Novation Agreement alone.

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

MORGAN STANLEY CAPITAL GROUP INC.			SANDRIDGE ENERGY, INC.
(Name of Remaining Party)			(Name of Transferor)

By:	/s/ Deborah L. Hart		By:	/s/ Matthew K. Grubb
	Name:	Deborah L. Hart		Name:	Matthew K. Grubb
	Title:	Vice President		Title:	President and Chief Operating Officer
	Date:	April 23, 2012		Date:	April 23, 2012

SANDRIDGE MISSISSIPPIAN TRUST II
(Name of Transferee)

By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President
	Date:	April 23, 2012

ANNEX A-1

Confirmation Reference No.	Period Covered	Transferred Volumes (Bbls)	Volumes Remaining in the Old Transaction (Bbls)
T84070899-1	1/1/2014-12/31/2014	169,121.5	380,878.5

Annex A-2

Old Confirmations

[See attached]